AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2002
                                                   REGISTRATION NO.   333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                         TRIANGLE PHARMACEUTICALS, INC.
             (Exact name of Registrant as Specified in Its Charter)

                  DELAWARE                               56-1930728
      (State or Other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)                Identification No.)

                                   ----------

                               4 UNIVERSITY PLACE
                              4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA, 27707
                                 (919) 493-5980
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)
                                   ----------
                         TRIANGLE PHARMACEUTICALS, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)
                                   ----------
                                 DANIEL G. WELCH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         TRIANGLE PHARMACEUTICALS, INC.
                               4 UNIVERSITY PLACE
                              4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA 27707
                                 (919) 493-5980
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent For Service)
                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION
        REGISTERED             REGISTERED (1)             SHARE (2)                    (2)                       FEE
-------------------------     ----------------       ------------------     ------------------------   ----------------------
Common Stock, $0.001 par
value per share               3,000,000 shares             $3.52                 $10,560,000                     $972


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on September 19, 2002, as reported by the Nasdaq National Market.

                                     PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 3,000,000 shares (the "Shares") of Common Stock, $.001 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan, as those shares registered in the Registrant's Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission on June 5, 1998 (Registration No. 333-56189), March 22, 1999 (Registration No. 333-74805), January 14, 2000 (Registration No. 333-94725), January 31, 2001 (Registration No. 333-54696), January 14, 2002
(Registration No. 333-76680) and May 24, 2002 (Registration No. 333-89084). The earlier Registration Statements on Form S-8 are hereby incorporated by reference.

      The financial statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 are incorporated by reference in this Registration Statement and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The following additional documents are incorporated by reference in this registration statement:

      1. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002 filed on May 10, 2002;

      2. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 filed on August 13, 2002;

      3. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed on March 25, 2002, including information in our Definitive Proxy Statement in connection with our 2002 Annual Meeting of Stockholders;

      4. Our Current Report on Form 8-K filed May 2, 2002, July 31, 2002, August 6, 2002, August 13, 2002, August 28, 2002 and September 19, 2002; and

      5. The description of our common stock contained in our Registration Statements on Form 8-A filed October 18, 1996, February 10, 1999, June 18, 1999, August 24, 2001 and July 31, 2002.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.           EXHIBITS


      NUMBER      EXHIBIT
      ------      -------
      5           Opinion and consent of Smith, Anderson, Blount, Dorsett,
                  Mitchell & Jernigan, L.L.P.
      23.1        Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
      23.2        Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P. is contained in Exhibit 5.
      24          Power of Attorney.  Reference is made to pages II-3 and
                  II-4 of this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on this 20th day of September, 2002.

                                          TRIANGLE PHARMACEUTICALS, INC.

                                          By: /s/ Daniel G. Welch
                                          ----------------------------
                                          Daniel G. Welch
                                          Chairman and Chief Executive
                                          Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of Triangle Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Daniel G. Welch and R. Andrew Finkle and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                               TITLE
         ---------                               -----
/s/ Daniel G. Welch            Chairman of the Board and Chief Executive       September
---------------------------      Officer (Principal Executive Officer)         20, 2002
      Daniel G. Welch

/s/ Chris A. Rallis                        Director, President and             September
---------------------------                Chief Operating Officer             20, 2002
      Chris A. Rallis

/s/ Robert F. Amundsen, Jr.    Executive Vice President and Chief Financial    September
---------------------------     Officer (Principal Financial and Accounting    20, 2002
  Robert F. Amundsen, Jr.                         Officer)

/s/ Anthony B. Evnin                              Director                     September
---------------------------                                                    20, 2002
     Anthony B. Evnin

/s/ Standish M. Fleming                           Director                     September
---------------------------                                                    20, 2002
    Standish M. Fleming

/s/ Dennis B. Gillings                            Director                     September
---------------------------                                                    20, 2002
    Dennis B. Gillings

/s/ Henry G. Grabowski                            Director                     September
---------------------------                                                    20, 2002
    Henry G. Grabowski

/s/ Stewart J. Hen                                Director                     September
---------------------------                                                    20, 2002
      Stewart J. Hen

/s/ Jonathan S. Leff                              Director                     September
---------------------------                                                    20, 2002
     Jonathan S. Leff

/s/ George McFadden                               Director                     September
---------------------------                                                    20, 2002
      George McFadden

                                  EXHIBIT INDEX


      NUMBER      EXHIBIT
      ------      -------
      5           Opinion and consent of Smith, Anderson, Blount, Dorsett,
                  Mitchell & Jernigan, L.L.P.
      23.1        Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
      23.2        Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P. is contained in Exhibit 5.
      24          Power of Attorney.  Reference is made to pages II-3 and
                  II-4 of this Registration Statement.